Exhibit 99.A

CTE Investor Relations

100 CTE Drive

Dallas, PA 18612-9774

INVESTOR NEWS

Contact:	David G. Weselcouch
Senior Vice President – Investor Relations
and Corporate Communications
(570) 631-2807

CTE Reports 2006 Second Quarter Results:

CTE Reports Second Quarter Diluted Earnings Per Share of $1.19

Consolidated Reported Operating Income Increases 6% Versus Year Ago Quarter

Net New DSL Subscribers Increase 57% Versus Year Ago Quarter End

Michael J. Mahoney, CTE president and CEO, will host a conference call and simultaneous webcast at 9:00 a.m. (EDT) today. Mr. Mahoney will review CTE’s 2006 second quarter results. The call is expected to last approximately 30 minutes. To access today’s conference call, please call 1-877-277-1088. The conference call passcode is 2325911. The simultaneous webcast can be accessed via the Internet at www.ct-enterprises.com. The conference call will be archived and available for replay for 48 hours following the call. To access the replay, please call 1-800-642-1687, passcode 2325911. The webcast will also be available for replay for 48 hours at www.ct-enterprises.com.

Dallas, PA – August 8, 2006 – Commonwealth Telephone Enterprises, Inc. (“CTE”) [Nasdaq: CTCO], today announced financial results for the 2006 second quarter.

CTE 2006 Second Quarter Consolidated Results

For the 2006 second quarter, CTE reported consolidated diluted earnings per share (“EPS”) of $1.19, versus reported diluted EPS of $0.66 in the 2005 second quarter.

CTE’s 2006 second quarter reported diluted EPS includes a $0.49 favorable effect resulting from the net gain on CTE’s investment in the Rural Telephone Bank (“RTB”), which was dissolved earlier this year. CTE’s 2006 second quarter reported diluted EPS, versus last year’s second quarter, also reflects the effect of including additional shares in the diluted EPS calculation due to the conversion rate adjustments made under CTE’s Convertible Notes in connection with

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CTE’s dividend strategy. Specifically, the 2006 second quarter average fully diluted share count includes an additional 0.4 million shares in connection with the payment of our dividends and their effect on our convertible debt, versus the prior year’s comparable period. The additional shares had a $0.02 unfavorable impact on CTE’s 2006 second quarter reported diluted EPS.

CTE’s 2006 second quarter reported diluted earnings per share of $1.19 was above the high end of its previous guidance, and, after adjusting for the $0.49 per share net gain on its Rural Telephone Bank investment, was above the First Call mean of $0.68.

CTE’s 2005 second quarter reported diluted EPS of $0.66 included a $0.16 unfavorable effect resulting from the execution of CTE’s overall dividend strategy, which was announced on May 3, 2005, as well as a $0.02 favorable effect resulting from certain access revenue settlements and network costs settlements included in the CTSI, LLC (“CTSI”), results.

CTE ended the 2006 second quarter with a total of 454,297 switched access lines in service, reflecting a reduction of 3% versus the end of last year’s second quarter. Over the same period, CTE added a record 13,494 net new DSL subscribers, which reflected a growth rate of 57%. In the 2006 second quarter, CTE installed 3,180 net new DSL subscribers and ended the quarter with 37,126 consolidated DSL subscribers.

CTE’s reported consolidated revenues in the 2006 second quarter were $81.5 million, versus 2005 second quarter reported revenues of $83.0 million. CTE’s 2005 second quarter revenues would have been $82.6 without the effect of the aforementioned access revenue settlements.

CTE’s reported consolidated operating income in the 2006 second quarter was $29.1 million, versus reported consolidated operating income of $27.5 million in last year’s second quarter, reflecting an increase of 6%. Excluding the effect of the previously mentioned access revenue and network costs settlements, CTE’s 2005 second quarter operating income would have been $26.6 million.

For the 2006 second quarter, CTE reported net income of $32.4 million, versus reported net income of $17.2 million in the 2005 second quarter. CTE’s 2006 second quarter net income includes a gain of $23.6 million, pre-tax, in connection with the previously mentioned RTB dissolution.

Consolidated capital expenditures (“CAPEX”) were $12.3 million in the 2006 second quarter, versus CAPEX of $10.3 million in the year ago quarter. This year-over-year increase in CAPEX was due primarily to investments in broadband deployment.

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The table below sets forth highlights of CTE’s 2006 second quarter reported consolidated results, versus the 2005 second quarter:

	2006 Second Quarter	2005 Second Quarter	% Change Inc./(Dec.)
Total Access Lines	454,297	466,524	(3)%
DSL Subscribers	37,126	23,632	57%
Revenues	$81.5M	$83.0M	(2)%
Operating Income	$29.1M	$27.5M	6%
Depreciation and Amortization	$10.9M	$14.1M	(23)%
CAPEX	$12.3M	$10.3M	19%
Reported EPS	$1.19	$0.66	80%

“We have completed a solid 2006 second quarter,” said Michael J. Mahoney, CTE’s president and chief executive officer. “I am particularly pleased with our continued strong DSL performance, where we added a record 13,494 net new subscribers over the past year – a growth rate of 57%. We came out of the second quarter with a strong balance sheet and cash position, and we continue to be well positioned, both operationally and financially, as we move ahead in the second half of 2006.”

Rural Telephone Bank Stock Redemption Payment Received on April 11, 2006

In connection with the liquidation and dissolution of the Rural Telephone Bank (“RTB”), CTE received cash proceeds of just over $30 million on April 11, 2006. These proceeds represented the liquidation of CTE’s $6.4 million book investment in RTB Class C stock. This gain on CTE’s RTB investment was recorded in the 2006 second quarter. After taking into account the effect of state and federal income taxes, the net cash proceeds to CTE were approximately $19 million. CTE’s investment in RTB stock was made many years ago in conjunction with RTB debt incurred by Commonwealth Telephone Company.

Commonwealth Telephone Company Results

Commonwealth Telephone Company (“CT”) had a total of 316,314 switched access lines in service at the end of the 2006 second quarter – reflecting a reduction of 4% versus last year’s second quarter. CT’s residential additional line penetration was 32% at the end of the quarter, down from 35% in the year ago quarter, and flat versus 32% at the end of the 2006 first quarter.

In the 2006 second quarter, CT installed 2,898 net new DSL subscribers. CT had 32,586 DSL subscribers in service at the end of the 2006 second quarter, having added a record total of 12,010 net new subscribers over the past four quarters, which reflected a growth rate of 58% versus the end of last year’s second quarter.

CT’s 2006 second quarter reported revenues were $57.1 million, slightly above CT’s reported revenues of $57.0 million in the 2005 second quarter.

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CT’s 2006 second quarter reported operating income was $30.8 million, versus $28.4 million in the 2005 second quarter, or an increase of 8%.

CT’s 2006 second quarter CAPEX were $7.3 million, versus $6.1 million in the 2005 second quarter. The increase in CAPEX versus last year was attributable to CT’s DSL expansion.

CTSI Results

CTSI had a total of 137,983 switched access lines in service at the end of the 2006 second quarter – reflecting a 1% increase versus the 137,139 switched access lines in service at the end of the 2005 second quarter. CTSI’s general business access lines in service increased 5% over the past year, while CTSI’s access lines in service to ISP customers continued to decline, as the dial-up ISP business continued to weaken. At the end of the 2006 second quarter, 99% of CTSI’s access lines were “on-switch,” and 54% were “on-net” (defined as 100% on CTSI’s owned network). CTSI’s business/residential line split at the end of the 2006 second quarter was 92%/8%, reflecting a slightly higher business component versus the end of the 2005 second quarter.

In the 2006 second quarter, CTSI installed 282 net new DSL subscribers. CTSI had 4,540 DSL subscribers in service at the end of the 2006 second quarter, having added a total of 1,484 net new subscribers over the past four quarters, which reflected a growth rate of 49% versus the end of last year’s second quarter.

CTSI’s 2006 second quarter reported revenues were $20.4 million, versus revenues of $21.5 million in the 2005 second quarter. CTSI’s 2005 second quarter revenues included a favorable effect of $0.5 million resulting from certain access revenue settlements.

CTSI’s reported operating income in the 2006 second quarter was $2.0 million, versus reported operating income of $3.3 million in the 2005 second quarter. CTSI’s 2005 second quarter reported operating income included a $0.9 million favorable effect resulting from certain access revenue settlements and network costs settlements.

CTSI’s 2006 second quarter capital expenditures were $4.4 million, versus $3.8 million in the year ago quarter.

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2006 Guidance Outlined

The table below sets forth CTE’s consolidated 2006 full year guidance and 2006 third quarter EPS guidance, which Mr. Mahoney will review on this morning’s conference call and webcast:

Item	Previously Communicated 2006 Full Year Guidance (1)	Updated 2006 Full Year Guidance (1)
Consolidated CTE
Access Line Growth	(3)% - (1)%	Unchanged
Revenue Growth	(1)% - 0%	Unchanged
Operating Income	$109M - $111M	Unchanged
Depreciation and Amortization	$45M - $46M	Unchanged
Effective Tax Rate	38% - 39%	Unchanged
Diluted EPS – 3Q06 (2)	n/a	$0.59 - $0.61
Diluted EPS – FY06 (2)	$2.97 - $3.02	$3.01 - $3.05
CAPEX	$44M - $47M	Unchanged

(1)	Does not reflect any conversions of notes.
(2)	Includes the effect of anticipated quarterly dividends to be paid in 2006 (subject to declaration by CTE’s Board of Directors).

About CTE

Headquartered in Dallas, PA, Commonwealth Telephone Enterprises, Inc., serves business and residential customers with a full array of technologically advanced data and voice telecommunications products and services, including broadband data services and high-speed Internet access, delivered over its 100% digitally switched, fiber-rich network.

CTE’s primary operating segments are: Commonwealth Telephone Company (“CT”), the nation’s eighth largest publicly held independent local exchange carrier, which has been operating in various rural Pennsylvania markets since 1897; and, CTSI, LLC (“CTSI”), a local exchange carrier operating in competitive markets outside CT’s territory, that formally commenced operations in 1997. CTE deploys broadband DSL technology to offer high-speed Internet access in the CT and CTSI service territories. CTE’s support businesses include epix® Internet Services (www.epix.net), a rural dial-up Internet service provider (“ISP”), and Commonwealth Communications, a provider of telecommunications equipment and facilities management services.

A web site featuring current information regarding Commonwealth Telephone Enterprises, Inc., can be found on the Internet at www.ct-enterprises.com. However, the information on this web site does not form a part of this release.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and CTE intends that such forward-looking statements be subject to these safe harbors. Such forward-looking statements involve risks and uncertainties that could significantly affect expected results in the future differently than expressed in any forward-looking statements made by CTE. These risks and

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uncertainties include, but are not limited to, uncertainties related to CTE’s ability to further penetrate its markets and the related costs of that effort, economic conditions, acquisitions and divestitures, government and regulatory policies, the pricing and availability of equipment, materials and inventories, technological developments, reductions in rates or traffic that are subject to access charges, changes in the competitive environment in which CTE operates and receipt of necessary regulatory approvals.

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7TH ADD/COMMONWEALTH TELEPHONE ENTERPRISES, INC./AUGUST 8, 2006

COMMONWEALTH TELEPHONE ENTERPRISES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(Dollars in Thousands)

(GAAP)

	THREE MONTHS ENDED JUNE 30, 2006				THREE MONTHS ENDED JUNE 30, 2005
	CT	CTSI	OTHER	TOTAL	CT	CTSI	OTHER	TOTAL
Sales	$57,122	$20,418	$3,926	$81,466	$56,955	$21,500	$4,563	$83,018
Costs & Expenses (excluding depreciation and amortization)	20,410	13,688	7,390	41,488	19,490	13,421	8,552	41,463

Depreciation & Amortization	5,941	4,711	237	10,889	9,077	4,776	255	14,108

Restructuring Reversals	—	—	—	—	—	(31)	—	(31)

Operating Income (Loss)	30,771	2,019	(3,701)	29,089	28,388	3,334	(4,244)	27,478

Interest and Dividend Income				618				2,910
Interest Expense				(3,451)				(3,431)
Gain on Dissolution of Rural Telephone Bank				23,623				—
Other Income (Expense), Net				621				(1,397)
Equity in Income of Unconsolidated Entities				2,173				1,865

Income before Income Taxes				52,673				27,425

Provision for Income Taxes				20,274				10,231

Net Income				$32,399				$17,194

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8TH ADD/COMMONWEALTH TELEPHONE ENTERPRISES, INC./AUGUST 8, 2006

COMMONWEALTH TELEPHONE ENTERPRISES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(Dollars in Thousands)

(GAAP)

	SIX MONTHS ENDED JUNE 30, 2006				SIX MONTHS ENDED JUNE 30, 2005
	CT	CTSI	OTHER	TOTAL	CT	CTSI	OTHER	TOTAL
Sales	$114,220	$40,930	$8,507	$163,657	$113,332	$43,622	$9,593	$166,547
Costs & Expenses (excluding depreciation and amortization)	41,315	27,572	15,895	84,782	39,297	26,882	15,025	81,204

Depreciation & Amortization	11,891	9,393	452	21,736	21,429	9,705	712	31,846

Restructuring Reversals	—	—	—	—	—	(31)	—	(31)

Operating Income (Loss)	61,014	3,965	(7,840)	57,139	52,606	7,066	(6,144)	53,528

Interest and Dividend Income				2,486				5,500
Interest Expense				(6,962)				(6,945)
Gain on Dissolution of Rural Telephone Bank				23,623				—
Other Income (Expense), Net				470				(1,424)
Equity in Income of Unconsolidated Entities				2,618				2,110

Income before Income Taxes				79,374				52,769

Provision for Income Taxes				30,811				19,657

Net Income				$48,563				$33,112

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9TH ADD/COMMONWEALTH TELEPHONE ENTERPRISES, INC./AUGUST 8, 2006

COMMONWEALTH TELEPHONE ENTERPRISES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(Dollars in Thousands, Except Per Share Amounts)

(GAAP)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2006	2005	2006	2005
Net Income	$32,399	$17,194	$48,563	$33,112

Net Income Adjustment for Interest on Convertible Debt, Net of Tax	1,879	1,870	3,757	3,739

Net Income, as Adjusted	$34,278	$19,064	$52,320	$36,851

Weighted Average Common Shares Outstanding - Basic	21,174,060	21,501,624	21,532,205	21,331,990

Effect of Dilutive Securities on Shares Outstanding:
Stock Options and Restricted Stock	64,248	237,194	83,111	276,087
Convertible Debt	7,513,380	7,091,882	7,457,098	6,182,578

Weighted Average Common Shares Outstanding - Diluted	28,751,688	28,830,700	29,072,414	27,790,655

Basic Earnings per Average Common Share:

Net Income	$1.53	$0.80	$2.26	$1.55

Diluted Earnings per Average Common Share:

Net Income	$1.19	$0.66	$1.80	$1.33

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10TH ADD/COMMONWEALTH TELEPHONE ENTERPRISES, INC./AUGUST 8, 2006

COMMONWEALTH TELEPHONE ENTERPRISES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(Dollars in Thousands)

	JUNE 30, 2006	DECEMBER 31, 2005
ASSETS

CURRENT ASSETS:
Cash and Temporary Cash Investments	$110,225	$104,968
Accounts Receivable and Unbilled Revenues, Net of Allowance for Doubtful Accounts of $1,465 in 2006 and $1,362 in 2005	38,022	36,528
Other Current Assets	15,310	8,830
Deferred Income Taxes	11,375	11,275

Total Current Assets	174,932	161,601

PROPERTY PLANT AND EQUIPMENT (NET OF ACCUMULATED DEPRECIATION OF $564,763 IN 2006 AND $550,007 IN 2005)	369,794	368,506
INVESTMENTS	4,409	10,269
DEFERRED CHARGES AND OTHER ASSETS	13,615	15,018

TOTAL ASSETS	$562,750	$555,394

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11TH ADD/COMMONWEALTH TELEPHONE ENTERPRISES, INC./AUGUST 8, 2006

COMMONWEALTH TELEPHONE ENTERPRISES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(Dollars in Thousands)

	JUNE 30, 2006	DECEMBER 31, 2005
LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Notes Payable	$35,000	$35,000
Capital Lease Obligation	29	360
Accounts Payable	24,521	26,590
Advance Billings and Customer Deposits	5,672	5,248
Accrued Expenses	41,620	38,937

Total Current Liabilities	106,842	106,135

LONG TERM DEBT	300,000	300,000
DEFERRED INCOME TAXES	76,664	72,490
OTHER LONG TERM LIABILITIES	22,913	20,904
COMMON SHAREHOLDERS’ EQUITY:
Common Stock	24,226	24,226
Additional Paid-in Capital	100,987	118,723
Deferred Compensation	—	(16,861)
Other Comprehensive Loss	(2,289)	(2,415)
Retained Earnings	53,168	26,327
Treasury Stock at Cost, 3,173,229 Shares at June 30, 2006 and 2,383,564 at December 31, 2005	(119,761)	(94,135)

Total Common Shareholders’ Equity	56,331	55,865

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$562,750	$555,394

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12TH ADD/COMMONWEALTH TELEPHONE ENTERPRISES, INC./AUGUST 8, 2006

COMMONWEALTH TELEPHONE ENTERPRISES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(Dollars in Thousands)

(GAAP)

	SIX MONTHS ENDED JUNE 30,
	2006	2005
NET CASH PROVIDED BY OPERATING ACTIVITIES	$48,195	$57,896

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to Property, Plant & Equipment	(22,859)	(18,124)
Other	1,901	1,764
Proceeds on Dissolution of Rural Telephone Bank	30,033	—

Net Cash Provided by/(Used in) Investing Activities	9,075	(16,360)

CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends Paid	(21,429)	(294,138)
Proceeds from Exercise of Stock Options	1,172	22,420
Capital Lease Payments	(331)	(361)
Stock Repurchases	(31,456)	—
Tax Benefit on Stock Compensation	31	—

Net Cash Used in Financing Activities	(52,013)	(272,079)

Net Increase/(Decrease) in Cash and Temporary Cash Investments	5,257	(230,543)

Cash and Temporary Cash Investments at Beginning of Period	104,968	312,260

Cash and Temporary Cash Investments at End of Period	$110,225	$81,717

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